Exhibit 10.S.1
SUPPLEMENT NO. 2 TO THE
EL PASO CORPORATION SEVERANCE PAY PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF OCTOBER 1, 2002)
April 1, 2005
      1. Applicability. This Supplement No. 2 (“Supplement No. 2”) to the El Paso Corporation Severance Pay Plan (as amended and restated effective as of October 1, 2002), as amended (the “Plan”) applies to each Eligible Employee who is involuntarily terminated on or after April 1, 2005 in connection with the consummation of a transaction listed on the attached Exhibit A. The Plan Administrator of the Plan has full authority to determine whether this Supplement No. 2 applies to an Eligible Employee under the Plan, which determination shall be final and binding.
      2. Amount of Severance Pay. In the event of a Qualifying Termination of an Eligible Employee to whom this Supplement No. 2 applies, the amount of Severance Pay to which the Eligible Employee shall be entitled under the Plan, upon satisfaction of the conditions to payment of Severance Pay set forth in the Plan, shall be an amount equal to the sum of (i) the Eligible Employee’s Monthly Base Pay times a fraction, the numerator of which is the Eligible Employee’s Annual Base Pay and the denominator of which is $10,000, and (ii) one-half (1/2) of the Eligible Employee’s Monthly Base Pay times the Eligible Employee’s Years of Service. The maximum amount of Severance Pay to which an Eligible Employee shall be entitled hereunder shall be equal to the Eligible Employee’s Annual Base Pay, and the minimum amount of Severance Pay to which an Eligible Employee shall be entitled hereunder shall be equal to three (3) times the Eligible Employee’s Monthly Base Pay. For avoidance of doubt, an Eligible Employee to whom this Supplement No. 2 applies shall not be entitled to receive the amount of Severance Pay determined pursuant to the formula provided in Section 4.1(a) of the Plan.
      3. Continued Health Benefits. Subject to the terms and conditions set forth in Section II of Exhibit B of the Plan, an Eligible Employee to whom this Supplement No. 2 applies who becomes entitled to Severance Pay by reason of a Qualifying Termination shall be entitled to receive continued medical and dental coverage under the plan in which the Eligible Employee participated immediately prior to his or her Termination Date for six (6) months following the month in which the Termination Date occurs. For avoidance of doubt, an Eligible Employee to whom this Supplement No. 2 applies shall not be entitled to receive the three (3) months of coverage provided under Section I of Exhibit B of the Plan.
      4. Authority. This Supplement No. 2 is adopted by the Company pursuant to its authority under Section 6.2(a) of the Plan to adopt one or more written supplements to the Plan at any time, and from time to time, without the consent of or notice to any person.
      5. No Rights Under Other Plans. Nothing in this Supplement No. 2 shall be construed to create any entitlement or eligibility to receive severance pay or benefits under any other severance plan, practice or policy of the Company, including, without limitation, the El Paso Corporation Amended and Restated 2000 Transition Severance Pay Plan (as amended and restated effective as of October 1, 2002), as amended, which terminated in accordance with its terms at 11:59 p.m. on December 31, 2004.
      6. Termination of Supplement. This Supplement No. 2 may be terminated, amended or modified by the Company at any time and from time to time, without the consent of or notice to any person; provided, however, that no such amendment or termination may reduce the Severance Pay which may be payable to any Eligible Employee hereunder whose Termination Date is on or prior to the effective date of such termination, amendment or modification.
      7. Effect on Plan Provisions. Except to the extent modified as set forth herein, the Plan shall remain in full force and effect with respect to the Eligible Employees to whom this Supplement No. 2 applies. Without limiting the generality of the foregoing, the terms and conditions set forth in the Plan with respect to eligibility for Severance Pay, a Differential Payment, outplacement benefits and continued health benefits shall continue in full force in effect with respect to such Eligible Employees.
      8. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
[signature page follows]

      IN WITNESS WHEREOF, the Company has caused this Supplement No. 2 to be executed effective as of the day and year first written above.

EL PASO CORPORATION

By: /s/ Susan B. Ortenstone

Name: Susan B. Ortenstone

Title:	Sr. Vice President
ATTEST:
By: /s/ Linda F. Camarillo

Name: Linda F. Camarillo

Title:	Director

Exhibit A
Asset Dispositions
      Midstream

Oyster Creek Facility
Indian Springs
Needle Mountain
South Louisiana Gas Plants
Javelina Gas Plant